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                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 5th day of May, 1998 by and between McG, Inc., (the "Consultant"), whose principal place of business is 4301 Bissonnet #76, Bellaire, TX 77401 and ARXA International Energy, Inc. (the "Client"), whose principal place of business is 110 Cypress Station Drive, Suite 280, Houston TX 77090.

WHEREAS, Consultant is in the business of providing management consulting and advisory services; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client management consulting and advisory services, and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to the Client as hereinafter described on the terms and conditions more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. CONSULTING SERVICES, The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

     It is acknowledged and agreed by the Client that Consultant carries no professional licenses, other than any that may be listed on Exhibit A, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the consulting advisory services to be provided to the Client hereunder shall not be rendered in connection with the offer and sale of Securities in a capital raising transaction.

2. INDEPENDENT CONTRACTOR Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement, The Client shall not be liable to third parties for the acts of Consultant or its servants or agents, in performing the consulting


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     duties hereunder. The Client shall not be responsible to make social security, workers' compensation or unemployment insurance payments on behalf of Consultant and/or Consultant's officers, employees, representatives and agents. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

3. TIME, PLACE AND MANNER OF PERFORMANCE, The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

4. TERM OF AGREEMENT. The term of this Agreement shall be one (1) year, commencing on the date of this Agreement, both subject to prior termination as hereinafter provided.

5. COMPENSATION. In full consideration of the services to be provided for the Client by the Consultant as fully set forth in Exhibit A, the Client agrees to compensate Consultant in the manner set forth in Exhibit B.

6. EXPENSES. Consultant shall be solely responsible for all expenses and disbursements anticipated to be made in connection with its performance under this Agreement. For all special services requested of Consultant by Client, Client shall reimburse Consultant for all pre-approved expenses and disbursements incurred by Consultant in connection with the performance of such special services.

7.   TERMINATION
     (a) This Agreement may be terminated by either party upon giving written notice to the other party.

     (b) This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client.

     (c) Without excusing the Client's obligations under Section 5 herein above. Consultant shall have the right and discretion to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the

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     operations of the Client.

     (d) Without excusing Consultant's obligations under Paragraph 1, Exhibit A and Paragraph 9, Client shall have the right and discretion to terminate this Agreement should any of the following occur:

     (i)   Any willful breach of duty or habitual neglect of duty by Consultant;

     (ii)  Any material breach by Consultant of the obligations in Section 9;

     (iii) Any material acts or events which inhibit Consultant from fully performing its responsibilities under this Agreement in good faith.

8. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein. It is expressly understood that the Client has the unlimited right to use such work product during the term of this Agreement.

9. CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

10. CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consultant services for any other person which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

11. DISCLAIMER OF RESPONSIBILITY FOR ACTS OF THE CLIENT. The obligations of Consultant described in this Agreement consist solely of the furnishing of


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     information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

12. INDEMNITY BY THE CLIENT. The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officer and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, or breach of representation, warranty, covenant or agreement made by the Client herein; or (c) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client.

     INDEMNITY BY THE CONSULTANT. The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officer and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein; or (b) any legal action, including any counterclaim, or breach of representation, warranty, covenant or agreement made by the Consultant herein; or (c) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant.

13. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office or each party.

14. WAIVER OF BREACH. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

15. ASSIGNMENT. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of

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     the Client.

16. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Texas and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Delaware shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

17. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

18. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understanding, agreements and negotiations between the parties.

19. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

20. BINDING ARBITRATION As concluded by the parties hereto upon the advice of counsel, and as evidenced by the signatures of the parties hereto and the signatures of their respective attorneys, any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this agreement, shall on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Texas General Arbitration Act, Articles 224 through 238-6 of the Revised Civil Statutes of Texas.

21. COUNTERPARTS This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement as of the day and year first above written.

CONSULTANT:

McG, INC.

BY:
   ------------------------------------------------
     Bruce C. Pollock President

CLIENT:

ARXA International Energy, Inc.

BY:
   ------------------------------------------------
     L. Craig Ford President




Under Texas Law any agreement that contains a binding arbitration clause must have an attorney for each party sign the agreement. Paragraph 20 in this agreement contains a binding arbitration clause. With full understanding of this I waive my rights in having my attorney sign this agreement.

CONSULTANT:

McG, INC.

BY:
   ------------------------------------------------
     Bruce C. Pollock President

CLIENT:

ARXA International Energy, Inc.

BY:
   ------------------------------------------------
     L. Craig Ford President




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EXHIBIT A

Consultant agrees to provide the following services to client:

Consultant shall provide services to Client as an independent management consultant. Consultant shall make itself available to consult with the board of directors, officers, employees and representatives and agents of the Client at reasonable times, concerning matters pertaining to the overall business and financial operations of the Client, as well as the organization of the administrative staff of the Client, the fiscal policy of the Client, and in general, concerning any problem of importance concerning the business affairs of the Client. Consultant may, at the request of the Client, assist in the preparation of written reports on financial, accounting, or marketing matters, review final information, analyze markets and report to the Client's Chief Executive Officer, President, Vice-Presidents, or Treasurer on proposed investment opportunities, and develop short and long term strategic business plans. In addition, Consultant shall provide liaison services to the Client with respect to the Client's relationships with unaffiliated third parties.

Consultant will not perform any activities that could subject Consultant or Client to any allegation, of violations of Federal or applicable state securities law.


Initials:

BCP
   -----------------------

LCF
   -----------------------




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EXHIBIT B


Client agrees to compensate Consultant as follows:

For all services rendered by Consultant under this Agreement, Client shall provide:

     300,000 shares of free trading common stock and option to purchase 100,000 shares at $1.00 (one dollar) per share and option to purchase 100,000 shares at $1.50 (one dollar and fifty cents) per share and option to purchase 300,000 shares at $3.00 (three dollars) per share.

All options expire one year from the date of this Agreement. All options will be exercisable when the market bid price has maintained 120% of the option price for ten consecutive trading days. The Client will execute the call in writing, upon receiving the written notice from the Consultant accompanied by payment in full for the options exercised. The Consultant shall have 15 market days to exercise or forfeit the call.


Initials:

BCP
   -----------------------

LCF
   -----------------------